UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of AcelRx Pharmaceuticals, Inc. (the “Company”) was held on July 24, 2012. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 22,625,000 shares of common stock entitled to vote at the Annual Meeting. A total of 18,694,714 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Guy P. Nohra, Thomas A. Schreck and Mark G. Edwards were elected as directors to hold office until the 2015 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Guy P. Nohra	16,889,002	200	1,805,512
Thomas A. Schreck	16,888,608	594	1,805,512
Mark G. Edwards	16,889,202	0	1,805,512

In addition to the directors elected above, Stephen J. Hoffman, Ph.D., M.D., Richard A. King and Pamela P. Palmer, M.D., Ph.D. will continue to serve as directors until the 2013 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. Howard B. Rosen and Mark Wan will continue to serve as directors until the 2014 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 was ratified by the following vote:

For	Against	Abstain
18,559,957	134,757	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2012

ACELRX PHARMACEUTICALS, INC.

By:	/s/ James H. Welch
Name:	James H. Welch
Title:	Chief Financial Officer